Exhibit (l)(4)


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                ONE BEACON STREET
                        BOSTON, MASSACHUSETTS 02108-3194


                                                                    May 23, 2005



Highland Floating Rate Advantage Fund
13455 Noel Road, Suite 1300
Dallas, Texas  75240

                           Re:  Registration Statement on Form N-2
                                ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Highland Floating Rate Advantage Fund, a voluntary association with transferable shares (commonly referred to as a "Massachusetts business trust") organized and exiting under and by virtue of the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the registration by the Trust of (i) 10,000,000 of the Trust's Class A common shares of beneficial interest and (ii) 15,000,000 of the Trust's Class C common shares of beneficial interest (collectively, the "Common Shares") under the Securities Act of 1933, as amended (the "1933 Act").

                  This opinion is being furnished in accordance with the requirements of Item 25 of Form N-2 in connection with a proposed amendment (the "Proposed Amendment") to the Trust's Registration Statement on Form N-2 (File Nos. 333-91637 and 811-09709) under the 1933 Act and the Investment Company Act of 1940, as amended (the "1940 Act"), initially filed with the Securities and Exchange Commission (the "Commission") on November 24, 1999 (such Registration Statement, as amended to date and as proposed to be amended on the date hereof being hereinafter referred to as the "Registration Statement").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act on Form N-8A, dated August 17, 1998, as filed with the Commission on November 24, 1999, (ii) the Registration Statement; (iii) the Agreement and Declaration of Trust of the Trust, dated as of June 8, 1999, as amended to date and as currently in effect (the "Agreement and Declaration of Trust"); (iv) the By-Laws of the Trust, as amended to date and as currently in effect; and (v) certain resolutions adopted by the Board of Trustees of the Trust relating to the issuance and sale of the Common Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

                  Members  of  our  firm  are   admitted   to  the  bar  in  the
Commonwealth of Massachusetts, and we do not express any opinion as to any laws other than the laws of the Commonwealth of Massachusetts.

                  Pursuant to certain decisions of the Supreme Judicial Court of Massachusetts, shareholders of a Massachusetts business trust such as the Trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of such a trust. Even if the Trust were held to be a partnership, however, the possibility of the holders of Common Shares incurring personal liability for financial losses of the Trust appears remote because (i)
Article VIII, Section 4 of the Agreement and Declaration of Trust contains an express disclaimer of liability for holders of Common Shares for the obligations of the Trust and provides that the Trust shall indemnify and hold each holder of Common Shares harmless from and against all claims and liabilities to which such holder may become subject by reason of his being or having been a holder of Common Shares and (ii) Article IX, Section 1 of the Agreement and Declaration of Trust requires that a recitation of such disclaimer be included in every note, bond, contract, instrument, certificate or undertaking made or issued by the trustees or officers of the Trust.

                  Based upon and subject to the foregoing and to the statements set forth above with respect to the liability of shareholders of a Massachusetts Business Trust, we are of the opinion that, when (i) the Proposed Amendment becomes effective under the 1933 Act and (ii) each Common Share has been duly registered in the Trust's share register by the transfer agent and registrar for the Common Shares and has been delivered to and paid for in full by the purchaser thereof, the issuance and sale of the Common Shares will have been duly authorized, and the Common Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                --------------------------------------------